BOSTON CAPITAL TAX CREDIT FUND IV L.P.

 _______________________________________


 CERTIFICATION AND AGREEMENT
 for
  HURRICANE HILLS, L.C.

 _______________________________________



CERTIFICATION AND AGREEMENT made as of September ___,1996, by HURRICANE HILLS, L.C., a Utah limited liability company (the "Company"); David W. Adams, as Member-Manager (the "Member-Manager") for the benefit of BOSTON CAPITAL TAX CREDIT FUND IV L.P., a Delaware limited partnership (the "Investment Member"),
BCTC 94, INC., a Delaware corporation (the "Special Member") and Hinckley, Allen & Snyder and certain other persons or entities described herein. The Investment Member and the Special Member shall hereinafter be referred to as the "Tax Members."

WHEREAS, the Company proposes to admit the Tax Members as members thereof pursuant to the Amended and Restated Operating Agreement of the Company dated as of September ____, 1996 (the "Operating Agreement"), in accordance with which the Special Member will make a capital contribution of $10 to the Company and the Investment Member will make certain capital contributions to the Company.

WHEREAS, the Tax Members have relied upon certain information and representations described herein in evaluating the merits of investment by the Tax Members in the Company;

WHEREAS, Hinckley, Allen & Snyder, as counsel for the Tax
Members will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction; and

    WHEREAS, Jones, Waldo, Holbrook & McDonough, as counsel for the Company and the Member-Manger, will rely on such information and representations in connection with its delivery of certain opinions with respect to this transaction.


NOW, THEREFORE, to induce the Tax Members to enter into the Company Agreement and become members of the Company, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Member-Manager hereby agree as follows for the benefit of the Tax Members and Hinckley, Allen & Snyder and certain other persons hereinafter described.

 1. Representations, Warranties and Covenants of the Operating
Partnership and the General Partners.

The Company and the Member-Manager jointly and severally represent, warrant and certify to the Tax Members and Hinckley, Allen & Snyder and Jones, Waldo, Holbrook & McDonough that, with respect to the Company, as of the date hereof:

1.01 The Company is duly organized and in good standing as a limited liability company pursuant to the laws of the state of its formation with full power and authority to own
Hurricane Hills (the "Apartment Complex") and conduct its business; the Company and the Member-Manager have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Company or the Member-Manager has been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Company or the Member-Manager is bound or any law, regulation, judgment, decree or order applicable to the Company, the Member-Manager any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Company and the Member-Manager enforceable against each of them in accordance with its terms.

1.02 All factual information, including without limitation the information set forth in Exhibit A hereto, provided to the Tax Members or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The Member-Manager has also delivered to the Tax Members or their affiliates all documents and other information which has been requested by such parties. Since the date of the financial statements for the Member-Manager previously delivered, there has been no material adverse change in the financial position of said Member-Manager. The estimates of occupancy rates, operating expenses and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the Member-Manager.

1.03 As of the date hereof, each of the representations contained in Exhibit B attached hereto is true, accurate and complete as to each of the Company, the Member-Manager and as to any of their affiliates, any of their predecessors and their affiliates' predecessors, any of their directors, officers, general partners and/or beneficial owners of ten per cent (10%)or more of any class of their equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with them in any capacity.

1.04 Each of the representations and warranties contained in the Operating Agreement is true and correct as of the date hereof.

1.05 Each of the covenants and agreements of the Company and the Member-Manager contained in the Operating Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

1.06 All conditions to admission of the Tax Members as members of the Company contained in the Operating Agreement have been satisfied.

1.07 No default has occurred and is continuing under the Operating Agreement or any of the Project Documents (as such term is defined in the Operating Agreement) for the Company.

1.08 The Member-Manager agrees to take all actions necessary to claim the Projected Credit, including, without limitation, receiving and satisfying the conditions to a Carryover Allocation Agreement with the Agency no later than December 31, 1996 (the "Carryover Allocation Agreement) and the filing of Forms 8609 with the Internal Revenue Service.

1.09 No person or entity other than the Company holds any equity interest in the Apartment Complex.

1.10 The Company has the sole responsibility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

1.11 The Company, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

1.12 No person or entity except the Company has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

1.13 The Member-Manager is not related in any manner to the Tax Members, nor is the Member-Manager acting as an agent of the Tax Members.

1.14 To the best of the undersigned's current knowledge after due inquiry, the Apartment Complex does not contain in a level above that deemed safe by all applicable governmental agencies, any substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenals
(PCBs), and radon; the Apartment Complex is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Apartment Complex nor is the Company in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Toxic Substance Control Act, Safe Drinking Water Control Act, Comprehensive Environmental Resource Compensation and Liability Act, or Occupational Safety and Health Act has occurred or is continuing. Neither the Company nor the Member-Manager has received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Apartment Complex or of any violation of any local, state or federal law or regulation with respect to the Apartment Complex.

1.15 To the best of the undersigned's current knowledge, based on that certain real estate appraisal prepared by Romney & Associates, Inc. and based upon the level of permanent debt financing for the Project, it is expected that the fair market value of the Company's building(s) at the end of each year will be greater than the total amount of the Company's liabilities, including accrued interest on such liabilities.

1.16 None of the Members of the Company is a tax-exempt entity.

1.18 All representations made by the Member-Manager in the Operating Agreement are incorporated herein by reference and are confirmed.

1.19 There is a reasonable expectation that the Company will be able to repay, as due, the principal and interest on the projected loans to the Company based on the projected value of the Company's property and building(s).

1.20     An Extended Use Commitment (as defined in the
Operating Agreement) within the meaning of Code Section 42(h)(6) will be in effect with respect to the building(s) not later than the end of the taxable year in which any credit is taken with respect to any building.

1.21     The Apartment Complex is located in a
qualified census tract which qualifies the Apartment Complex for the 130% basis boost pursuant to Code Section 42.

1.22     The amounts payable in development and
property management fees to Adams Construction Company and Adams Management, respectively, are fair in light of the value and magnitude of the services rendered in consideration for such fees, and the services performed in consideration for the development fees relate solely to the acquisition or construction of the Apartment Complex.

1.24 For any building(s) not placed in service prior to December 31, 1996, (i) the Company's basis in such building (including its respective lot) as of the close of 1996 will be more than 10% of the Company's reasonably expected basis in such building as of the close of calendar year 1996 and (ii) the Company will enter into a Carryover Allocation Agreement with the Agency no later than December 31, 1996.

The Company expects to incur basis - eligible expenses no later than December 31, 1996 in the following categories, and it is reasonable to project that those expenses will be incurred by the Company by December 31, 1996:

              Estimated Percent of Total
Reasonably
    Type of Cost        Expected Project Basis

    Acquisition
    Construction
    -  Hard Costs
    -  Soft Costs
Developer's Fee (not more than
  20%)
Pre-Development
Other

1.25     Each of the representations made by the
Member-Manager in the conditional credit Reservation Letter between the Agency and the Company dated as of May 1, 1996 (the "Credit
Reservation Agreement") is true and correct as of the date hereof.

1.26 Each of the covenants, agreements, and conditions contained in the Credit Reservation Agreement has been duly performed or satisfied by the Company or its Member-Manager, as applicable, to the extent that performance of any such covenant or agreement or satisfaction of any condition is required on or prior to the date hereof, and the Member-Manager has no reason to believe that the covenants, agreements, and conditions of such Credit Reservation Agreement and the Carryover Agreement required to be performed or satisfied after the date hereof will not be performed or satisfied in a timely manner.

1.27 The Member-Manager has not received from the Agency any notice of default or of withdrawal or cancellation of the Tax
Credit reservation or allocation to the Company as described in the Credit Reservation Agreement.

1.28 At the time the Tax Members are admitted into the Company, the Member-Manager will have an aggregate net worth calculated in accordance with generally accepted accounting principals but not including the value of any equity or debt interest such Member-Manger as in the Company, equal to at least ten percent (10%) of the Capital Contributions to the Company, or in the alternative the Member-Manager shall at the time the Tax Members are admitted into the Company, satisfy at least one of the requirements set forth in the last sentence of Section 4.07of Internal Revenue Service Procedure 89-12, as the same may be modified from time to time.

1.29 The Member-Manager will not reduce its aggregate interest, as Member-Manager, in the Company below 1% of all material items of the Company income, gain, loss, deduction, and credit.

1.30 The Member-Manager and any entity that is related to such Member-Manager, or to the Company and that receives a fee from the Company, directly or indirectly, is on the accrual method of accounting for tax purposes.

1.31 Adams Construction Company is the developer of the Apartment Complex pursuant to the Development Agreement by and between the Company and Adams Construction Company dated as of September ___, 1996 (the "Development Agreement"), and is on a cash-basis method of accounting for tax purposes.

1.32 The Member-Manager will be actively involved in the management and operation of the Company, will devote substantial and continuing attention to the activities of the Company, and will provide substantial services to the Company.

1.33 The development and leasing activity in which the Company will engage will not contain any material personal or recreational benefit for the members of the Company.

1.34 The Company will keep active records and carry out the proposed activity in a manner consistent with profitable businesses in the same activity.

1.35 The Company will have an objective to carry on businesses for profit and divide the gains therefrom.

1.36 The Company may earn a profit, including profit from appreciation in the value of the Apartment Complex.

1.37 The Mortgage Loans and all other debt financing of the Apartment Complex requires the noncontingent repayment of principal on or before a fixed maturity date, and will be considered and treated as a loan by lender.

1.38 None of the Company's lenders is a party from whom the Company acquired any portion of the Apartment Complex, and none of the financing was issued in exchange for any portion of the Apartment Complex. None of the Company's lenders will receive a fee with respect to the Company's investment in the Apartment.

1.39 Following is a description of any and all existing or proposed financing of the Apartment Complex that involves any direct or indirect grant or federal subsidy (including without limitation federal grants, below-market interest rate loans, and tax-exempt bonds): None.

1.40 The Project will not receive moderate rehabilitation assistance under Section 8(e)(2) of the United States Housing Act of 1937 (unless pursuant to the Stewart B. McKinney Homeless Assistance Act of 1988).

1.41 If the Apartment Complex is a scattered site project within the meaning of Code Section 42, 100% of the rental units in the Apartment Complex will be rent-restricted within the meaning of Code
Section 42.

1.42 All Units in the Apartment Complex are to be of equal quality and all Apartment Complex amenities are to be made available to all tenants on a comparable basis without separate fees.

2.  Indemnification

2.01     The Member-Manager (for purposes of this Section
2.01, an "Indemnifying Party") agrees to indemnify and hold harmless the Tax Members (for purposes of this Section 2.01, the "Indemnified Parties" or, individually, an "Indemnified Party") and each officer, director, employee and person, if any, who controls any Indemnified Party against and from any and all claims, suits, actions, debts, damages, costs, charges, losses, obligations, judgments, and expenses, of any nature whatsoever, suffered or incurred by the Investment Member, under or on account of the Hazardous Waste Laws or any similar laws or regulations, including the assertion of any lien thereunder, except for claims, suits, actions, debts, damages, costs, charges, losses, obligations, judgments, or expenses arising from the Investment Member's own negligence, misconduct or fraud. For purposes of this Certification and Agreement, "Hazardous Substances" means oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous wastes or hazardous substances, as those terms are used in the Hazardous Waste Laws; and "Hazardous Waste Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and any other federal, state or local law governing Hazardous Substances, as such laws may be amended from time to time.

This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which the Indemnifying Party may otherwise have.

2.02 No Indemnifying Party shall be liable under the indemnity agreements contained in Section 2.01 unless the Indemnified Party shall have notified the Indemnifying Party in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than on account of its indemnity agreement contained in Section 2.01. In case any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Party of the commencement thereof as aforesaid, the Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, in accordance with arrangements satisfactory to any other Indemnifying Party or parties similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other Indemnified Parties who are defendants in such action; and after notice from the Indemnifying Party to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof.

3.  Miscellaneous

3.01 This Certification and Agreement is made solely for the benefit of the Company, the Member-Manager, Hinckley, Allen & Snyder and the Tax Members (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

3.02 This Certification and Agreement may be executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

3.03 Terms defined in the Operating Agreement but not otherwise defined herein shall have the meanings given them in the Operating Agreement.

IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

    COMPANY:

 HURRICANE HILLS, L.C.



    By: /s/ David W. Adams
         David W. Adams,
         Member-Manger







  EXHIBIT A

  HURRICANE HILLS, L.C.

 FACT SHEET




1.  Projected Sources and Uses of Funds

    Sources of Funds

      Perm. Mort Loan - ARCS
      Commercial Co., L.P.
  1,000,000.00
    Olean Walker Trust
 312,500.00
      Deferred Development Fee
    Obligation
              0.00

      Capital Contributions:
     Member-Manager
        100.00
    Investment Member
2,242,394.00


            $3,554,994.00

    Application of Funds

    Total Construction Cost
2,659,700.00
    Architectural (Designer) &
    Engineering Fees
         29,500.00
    Land Cost or Value
 150,000.00
    Tax Credit Fees
         0.00
    Profit & Overhead

 200,000.00
    Interim Costs                                        151,500.00
    Financing Fees & Expenses

  45,000.00
    Syndication Costs

   6,000.00
    Contingency
      105,694.00
    Other Soft Costs & Fees

   7,600.00
    Constr. & Development Fee
200,000.00

                                                      $3,554,994.00


2.  Construction Financing

A.       Lender:  Bank One, Arizona, N.A.
B.       Mortgage Amount: 1,840,000
C.       Note Date: September ____, 1996
D.       Interest Rate:  Variable at Two
         percent (2%) over Bank One Prime Rate
E.  Term:  12 months with one
         3-month extension option

3.  Permanent Financing

(i) First Mortgage

A.       Lender:  ARCS Commercial
         Mortgage Co., L.P.
B.       Mortgage Amount: 1,000,000
C.       Note Date: ______________________
D.       Interest Rate: Fixed Rate to be
         set prior to closing at rate
         equal to the sum of the Pass-
         Through Rate plus the Servicing
         Fee, plus the Hedge Fee (as defined
         in corresponding permanent financing
         loan documents)
E.       Term:  300 months

(ii)     Second Mortgage

    A.   Lender: Olene Walker Housing Trust Fund
    B.   Mortgage Amount: 312,500
    C.   Note Date:__________________
    D. Interest Rate: 2.5% for Initial Four Year Term adjusting to 5% in Year Five
    E.   Term: 360 months

4.  Eligible Basis: $3,340,700

5.  Qualified Basis:  $4,342,910

6.  Member-Manager Capital Contribution: $100

7.  Type of Credit:

8.  Rent-up Schedule:

    34% by March 31, 1997                        17 units
    34% by April 30, 1997                        17 units
    16% by May 31, 1996                            16 units

9.  Projected Credit to the
    Investment Member (99%):

A.       $276,317 for 1997
B.       $367,606 per annum for each
         of the years 1998 through 2006
C.       $91,289 for 2007

10.      Tax Credit Approval:

A.       Application:
1.       Date:  February 28, 1996 (for a March 3, 1996
              Reservation Cycle)
2.       Credit Amount Requested:  $389,500.00 (annual)

B.       Credit Reservation (Conditional)
1.       Date:  May 1, 1996
2.       Credit Amount Reserved:  $370,117.00 (annual)

C.       Carryover Allocation:
1.       Date:
2.       Credit Amount Allocated: $

D.       Credit Rate Lock-in Agreement
1.       Date:
2.       Rate locked-in:

E.       Form 8609
1.       Date:
2.       Credit Amount Allocated:

11.      Apartment Complex:

A.       Name:  Hurricane Hills
B.       Address:  2072 West 70 South
C.       County:  Washington
D. Type of Project: Twenty-Five (25) single-story duplexes containing a total of Fifty (50) units

12.      1994 Area (Washington County) Median Income:  $32,900

13.      Type of Apartments:  Garden Style Units in Three Story Building

                          Unit      Basic        Utility   Total
           Number     Square Ft.    Rent         Allowance      Rent

 2-Bedroom    50                             $365          $60.40
$365


14.      Difference between rents allowed
    by FMHA and rents allowed under
    the Rent Restriction Test:  N/A

15.      Rental Assistance:  None

16.      Annual Operating Expenses:  $80,652 (1998 first full year)

17.      Replacement Reserve Account

A.       Annual:  $ 7,500.00
B.       Total: ___________.__

18.      Operating Reserve Account:  $ 0.00

19.      Amount of Annual Asset Management Fee
    to Boston Capital Communications
    Tax Membership:  $  5,000.00

20.      Amount of Annual Incentive Company
Management Fee:  $  5,000.00

21.      Amount of Total Depreciable
    Basis Allocated to Personal
    Property: $51,975.00

22.      Completion Date:  September 30, 1997

23.      Total Capital Contribution of
    Investment Member: $2,242,394.00

24.      Schedule of Capital Contributions:

A.  $1,111,197 on latest to occur of:
         (i) Admission Date,
         (ii) Tax Credit Set Aside,
         (iii) Closing of Construction Mortgage Loan, or
         (iv) Permanent Mortgage Loan Commitment.

 B.      $811,197 on the latest to occur of:
         (i) Completion Date,
         (ii) Cost Certification,
         (iii) State Designation,
         (iv) Receipt of updated title insurance policy,
         (v) Compliance with due diligence recommendations,
         (vi) Receipt of payoff letter from contractor,
         (vii) Receipt of estoppel letter from lender, or
         (viii) Satisfaction of all prior conditions.

 C.      $300,000 on the latest to occur of:
         (i) Initial 94% Occupancy Date,
         (ii) Permanent Mortgage Commencement,
         (iii) Rental Achievement, or
         (iv) Satisfaction of all prior conditions.

 D.      $20,000 on the latest to occur of:
         (i) Receipt of tax return and audited financial, statements for the year in which rental achievement occurs, or
         (ii) Satisfaction of all prior conditions.

 25. Fees, Special Distributions and Other Items to be paid from
Capital Contributions

 A.  Development Fee:                        $200,000 (entire
                                            Development Fee paid
                                             from Capital
                                            Contributions)

 B.  Special Return of Member-Manager Capital    N/A

 26.     Consulting
       Fee to Boston Capital                       N/A
         Partners, Inc.

 27.  Member-Manager:                       David W. Adams

Address:      2832 Woodbury Circle
              St. George, Utah  84790

Telephone Number:  (801) 628-2244

 28.     Developer:  Adams Construction Company

    Address:  2832 Woodbury Circle
              St. George, Utah  84790

    Telephone Number:  (801) 628-2244

 29.     Ownership Interests

              Operating
                                           Tax Credit           Capital

Cash
                                          Allocations           Transactions
Flow

    Member-Manager:                 10.00%            80.00%           80.00%
 Investment Member:               99.00%             20.00%          20.00%
 Special Member:                 0.00%                     0.00%
0.00%


 30.     Management Agent:  David Adams Management

    Contact Person:  David W. Adams

    Address:  2832 Woodbury Circle
              St. George, Utah  84790

    Telephone Number:  (801) 628-2244

    Amount of Fee:  6% of Gross Receipts

 31.     Builder:  Adams Construction Company

    Address:   2832 Woodbury Circle
              St. George, Utah  84790

    Amount of Compensation: Contract sum of $3,549,200.00 subject to additions and deductions as provided in the Contract Documents

    Builder's Profit:     $100,000
    Builder's Overhead:      $100,000

 32.      Architect:    Judy Gardner
                             c/o Residential Home Designers
                           514 North Bluff No. 1
                             St. George, Utah 84770

Amount of Fee:  $29,500.00

 33.     Auditor:            Robert Morris, CPA

    Contact Person:     Robert Morris
  Address:         718 South Main Street, Suite B
                             Cedar City, Utah 84720

    Telephone Number:   (801) 586-3781

 34.     Tax Return Preparer:     Robert Morris, CPA

    Contact Person:     Robert Morris
     Address:           718 South Main Street, Suite B
                             Cedar City, Utah 84720

 35.     Federal Taxpayer ID Number for Hurricane Hills, LC: 87-0557846

          Federal Taxpayer ID Number for Adams Construction Company:
                    87-0366101

36.      State Housing Credit Agency:  Utah Housing Finance
    Agency

37.      State Housing Agency LIHTC Number: _____________

38.      Operating Deficit Guaranty              The Member-Manager shall
provide
                                     a five (5) year unlimited
                                     operating deficit guarantee;
                                     in years    6-10, the operating deficit
                                     guaranty shallbe backed by a Letter of
                                     Credit in the maximum
                                     principal amount equal to
                                     $20,000 renewable each;
                                     additionally the Member-
                                     Manager shall provide funds
                                     as necessary to pay
                                     Operating Deficits; but in
                                     the event that such loans
                                     are not made, the Company
                                     shall utilize amounts
                                     otherwise payable to the
                                     Developer as installments of
                                     the Development Fee, as
                                     applicable.

39. Guarantor(s): David W. Adams guarantees all obligations and duties of the Member-Manager



  cc:    Boston Capital Communications Tax Membership Accounting
 Department






  Exhibit B

 Certificate of Company
 and Member-Manager
  Re: Lack of Disqualifications

The Company and its Member-Manager (as identified on the Amended and Restated Certification and Agreement to which this Certificate is attached as Exhibit B) hereby represent to you that none of (i) the Company, (ii) any predecessor of the Company, (iii) any of the Company's affiliates ("affiliate" meaning a person that controls or is controlled by, or is under common control with, the Company), (iv) any sponsor (meaning any person who (1) is directly or indirectly instrumental in organizing the Company or (2) will directly or indirectly manage or participate in the management of the Company or
(3) will regularly perform, or select the person or entity who will regularly perform, the primary activities of the Company), (v) any member-manager, manager, officer, director, principal or general partner of the Company or of any sponsor, (vi) the officer, director, principal, promoter or general partner of any Member-Manager or Manager, (vii) any beneficial owner of ten percent or more of any class of the equity securities of the Company or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), (viii) any promoter of the Company (meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the Company or any person who, in connection with the founding and organizing of the business or enterprise of the Company, directly or indirectly receives in consideration of services or property, or both services and property, ten percent or more of any class of securities of the Company or ten percent or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Company in any capacity:

 (1) Has filed a registration statement which is the subject of any pending proceeding or examination under the securities laws of any jurisdiction, or which is the subject of any refusal order or stop order thereunder entered within five years prior to the date hereof;


 (2) Has been convicted of or pleaded nolo contendere to a misdemeanor or felony or, within the last ten years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity (which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny fraudulent conversion or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, real estate, franchises, business opportunities, consumer goods or other goods and services;

(3) Is subject to (a) any administrative order, judgment or decree entered within five years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securities and Exchange Commission ("SEC"), the Commodities Futures Trading Commission or the U.S. Postal Service, or to (b) any administrative order or judgment, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit, theft, fraud or fraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or (c) has been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;

(4) Is subject to any pending proceeding in any jurisdiction relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;

(5) Is subject to any order, judgment or decree of any court or regulatory authority of competent jurisdiction entered within five years prior to the date hereof, temporarily, preliminarily or permanently restraining or enjoining such persons from engaging in or continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or en joins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, consumer goods and services, or is subject to a United States Postal Service false representation order entered within five years prior to the date hereof, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code;

(6) Is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or any self-regulatory organization registered pursuant to the Securities Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity Futures Trading Commission or any state securities administrator denying registration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the foregoing, or prohibiting the transaction of business as a broker-dealer or agent;

(7) Has, in any application for registration or in any report required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;

 (8) Has willfully violated any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the
Investment Company Act of 1940, the Commodity Exchange Act of 1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;

(9) Has willfully aided, abetted, counseled, commanded, induced or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection (8) hereof;

(10) Has failed reasonably to supervise his agents, if he is a broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection (8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;

 (11) Is subject to a currently effective state administrative order or judgment procured by a state securities administrator within five years prior to the date hereof or is subject to a currently effective United States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a customer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;

(12) Is insolvent, either in the sense that his liabilities exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or

(13) Is selling or has sold, or is offering or has offered for sale, in any state securities through any unregistered agent required to be registered under the Utah Securities Law of ______, as amended (the "Utah Act") or for any broker-dealer or issuer with knowledge that such broker- dealer or issuer had not or has not complied with the Utah Act. If the Company is subject to the requirements of Section 12, 14 or 15(d) of the Securities Exchange Act of 1934, then the Company has filed all reports required by those Sections to be filed during the 12 calendar months preceding the date hereof (or for such shorter period that the Company was required to file such reports).